CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Pre-Effective Amendment No. 1 to the Registration Statement of Conseco Variable Annuity Account I on Form N-4 (File Nos. 333-53836 and 811-10213) of our report dated April 6, 2001, on our audits of the financial statements of Conseco Variable Insurance Company. We also consent to the reference to our Firm under the caption "Independent Accountants".



                                           /s/PricewaterhouseCoopers LLP
                                           -------------------------------
                                               PricewaterhouseCoopers LLP


Indianapolis, Indiana
May 15, 2001